Exhibit 99.1

For Immediate Release

Del Taco Restaurants, Inc. Reports Fiscal Third Quarter 2020 Financial Results

Lake Forest, CA. October 15, 2020 – Del Taco Restaurants, Inc. (“Del Taco” or the “Company”), (NASDAQ: TACO), the second largest Mexican-American quick service restaurant chain by units in the United States, today reported fiscal third quarter 2020 financial results for the 12-week period ending September 8, 2020 and provided a business update.

Management Commentary

John D. Cappasola, Jr., President and Chief Executive Officer of Del Taco, commented, “As we continue to navigate the challenges and opportunities related to COVID-19, I am proud of our actions to stabilize our business as demonstrated by our strong third quarter performance. Positive third quarter comparable restaurant sales for company-operated and franchised restaurants reflects our value-oriented QSR+ positioning, expanding off-premise convenience and use of innovation with the very successful launch of new fresh Guacamole and our Crispy Chicken menu. We also drove operational efficiencies and maintained our cost discipline to help slightly expand our restaurant contribution margin after adjusting for the timing of advertising expense which will normalize during our fourth quarter.”

Cappasola concluded, “We are delivering great experiences and driving high overall guest satisfaction scores due to the exceptional work and dedication of our restaurant teams, franchisees and support center employees. Their efforts have established a solid foundation that we plan to leverage with continued innovation including the recent introduction of a new flavor to our Crispy Chicken menu through our partnership with Cholula. Looking ahead to 2021, we plan to elevate our brand engagement and transform our digital capability through a holistic CRM platform to incentivize and reward our fans, and launch our ‘Ultimate Convenience’ initiative to expand our access and convenience through new technology.”

Fiscal Third Quarter 2020 Highlights

•System-wide comparable restaurant sales increased 4.1%;
◦Company-operated comparable restaurant sales increased 2.0%;
◦Franchised comparable restaurant sales increased 6.5%;
•Total revenue of $120.8 million, representing a 0.5% increase from the fiscal third quarter 2019;
•Company-operated restaurant sales of $109.5 million, representing a 1.4% decrease from the fiscal third quarter 2019 primarily due to fewer company-operated restaurants open during 2020 compared to 2019 due to our refranchising activity;
•Net income of $5.8 million, or $0.15 per diluted share, compared to net loss of $7.7 million, or $0.21 per diluted share, in the fiscal third quarter 2019;
•Adjusted net income* of $6.0 million, or $0.16 per diluted share, compared to adjusted net income* of $3.7 million, or $0.10 per diluted share, in the fiscal third quarter 2019;
•Restaurant contribution* margin of 18.0% compared to 16.8% in the fiscal third quarter 2019;
•Adjusted EBITDA* of $15.3 million compared to $14.5 million in the fiscal third quarter 2019; and
•One company-operated and four franchise-operated restaurants opened and two franchise-operated restaurants closed.

* Adjusted net income, restaurant contribution, and adjusted EBITDA are non-GAAP measures and defined below under “Key Financial Definitions”. Please see the reconciliation of non-GAAP measures accompanying this release.

Liquidity

During the fiscal third quarter, the Company reduced its outstanding revolving credit facility borrowing by $21 million to $124 million from $145 million at the end of both the fiscal second quarter and last year’s fiscal fourth quarter. The Company currently has $108.7 million available under its revolving credit facility.

Review of Fiscal Third Quarter 2020 Financial Results

Total revenue increased 0.5% to $120.8 million compared to $120.2 million in the fiscal third quarter 2019. Comparable restaurant sales increased 4.1% system-wide, increased 2.0% at company-operated restaurants, and increased 6.5% at franchised restaurants.

Net income was $5.8 million, or $0.15 per diluted share, compared to net loss of $7.7 million, or $0.21 per diluted share, last year.

Adjusted net income*, which excludes sublease income for closed restaurants, impairment of long-lived assets, restaurant closure charges, loss on disposal of assets and adjustments to assets held for sale, and executive transition costs, was $6.0 million or $0.16 per diluted share compared to adjusted net income* of $3.7 million or $0.10 per diluted share last year.

Restaurant contribution* was $19.7 million compared to $18.6 million in the fiscal third quarter 2019. As a percentage of company-operated restaurant sales, restaurant contribution margin increased 120 basis points year-over-year to 18.0%. The increase was the result of an approximate 120 basis point decrease in food and paper costs and an approximate 30 basis point decrease in labor and related expenses, partially offset by an approximate 20 basis point increase in occupancy and other operating expenses.

Adjusted EBITDA* was $15.3 million compared to $14.5 million in the fiscal third quarter 2019.

Restaurant Development

During the fiscal third quarter 2020, one company-operated restaurant and four franchise-operated restaurants opened and two franchise-operated restaurants closed. There are two planned franchise restaurant openings in the fiscal fourth quarter 2020, including the first Del Taco restaurant opening in Ohio.

Fiscal Year 2020 Guidance Withdrawn

As a reminder, Del Taco previously withdrew guidance for the 52-week fiscal year 2020 ending December 29, 2020.

Conference Call and Webcast

A conference call and webcast is scheduled for 4:30 p.m. ET today. Hosting the conference call and webcast will be John D. Cappasola, Jr., President and Chief Executive Officer; and Steven L. Brake, Executive Vice President and Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13710596.

The webcast will be available at www.deltaco.com under the investors section and will be archived on the site shortly after the call has concluded.

Key Financial Definitions

Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable company, franchise and total system restaurant base. Restaurants are included in the comparable store base in the accounting period following its 18th full month of operations and excludes restaurant closures.

Restaurant contribution* is defined as company restaurant sales less restaurant operating expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales. Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution and restaurant contribution margin are supplemental measures of operating performance of restaurants and the calculations thereof may not be comparable to those reported by other companies. Restaurant contribution and restaurant contribution margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of results as reported under GAAP. Management believes that restaurant contribution and restaurant contribution margin are important tools for investors because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management uses restaurant contribution and restaurant contribution margin as key performance indicators to evaluate the profitability of incremental sales at Del Taco restaurants, to evaluate restaurant performance across periods and to evaluate restaurant financial performance compared with competitors.

Adjusted EBITDA* is defined as net income/loss prior to interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain charges, such as impairment of goodwill, trademark and long-lived assets, stock-based compensation expense and restaurant closure charges, as these expenses are not considered an indicator of ongoing company performance. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income/loss as a measure of operating performance or cash flows or as measures of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results. We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present Adjusted EBITDA because (i) we believe this measure is frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry and (ii) we use Adjusted EBITDA internally as a benchmark to compare performance to that of competitors.

Adjusted net income * represents company net income before impairment of goodwill, trademark and long-lived assets, restaurant closure charges, sublease income related to closed restaurants, other income, executive transition costs and loss on disposal of assets and adjustments to assets held for sale, net of tax. Adjusted diluted net income per share* represents company diluted net income per share before impairment of goodwill, trademark and long-lived assets, restaurant closure charges, sublease income related to closed restaurants, other income, executive transition costs and loss on disposal of assets and adjustments to assets held for sale, net of tax.

About Del Taco Restaurants, Inc.

Del Taco (NASDAQ: TACO) offers a unique variety of both Mexican and American favorites such as burritos and fries, prepared fresh in every restaurant's working kitchen with the value and convenience of a drive-thru. Del Taco's menu items taste better because they are made with quality ingredients like fresh grilled chicken and carne asada steak, hand-sliced avocado, hand-grated cheddar cheese, slow-cooked beans made from scratch, and creamy Queso Blanco. The brand's campaign further communicates Del Taco's commitment to providing guests with the best quality and value for their money through cooking, chopping, shredding and grilling menu items from scratch. Founded in 1964, today Del Taco serves more than three million guests each week at its approximately 600 restaurants across 15 states. For more information, visit www.deltaco.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the impact of the COVID-19 pandemic, consumer demand, our inability to successfully open company-operated or franchised restaurants or establish new markets, competition in our markets, our inability to grow and manage growth profitably, adverse changes in food and supply costs, our inability to access additional capital, changes in applicable laws or regulations (including minimum wage regulations), food safety and foodborne illness concerns, our inability to manage existing and to obtain additional franchisees, our inability to successfully execute our portfolio optimization strategy, our inability to attract and retain qualified personnel, our inability to profitably expand into new markets, changes in, or the discontinuation of, the Company’s repurchase program, and the possibility that we may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in Del Taco’s reports filed with the SEC, including under Part I. Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019 and Part II., Item 1A. Risk Factors in our

Quarterly Report on Form 10-Q for the period ended June 16, 2020, and available at the SEC’s website at www.sec.gov and the Company’s website at www.deltaco.com.

Forward-looking statements included in this release speak only as of the date of this release. Del Taco undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release or otherwise.

### #### ###
### #### ###

Investor Relations Contact:
Raphael Gross
(203) 682-8253
investor@deltaco.com

Del Taco Restaurants, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 8, 2020	December 31, 2019
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$5,359	$1,421
Accounts and other receivables, net	3,731	3,580
Inventories	2,640	3,123
Prepaid expenses and other current assets	2,541	2,289
Assets held for sale	1,495	8,411
Total current assets	15,766	18,824
Property and equipment, net	147,569	156,921
Operating lease right-of-use assets	250,154	258,278
Goodwill	108,979	192,739
Trademarks	208,400	220,300
Intangible assets, net	10,202	10,827
Other assets, net	4,610	4,568
Total assets	$745,680	$862,457
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$17,616	$19,652
Other accrued liabilities	45,690	34,577
Current portion of finance lease obligations and other debt	199	220
Current portion of operating lease liabilities	20,116	17,848
Total current liabilities	83,621	72,297
Long-term debt, finance lease obligations and other debt, excluding current portion, net	123,380	144,581
Operating lease liabilities, excluding current portion	253,121	257,361
Deferred income taxes	61,466	69,510
Other non-current liabilities	16,274	16,601
Total liabilities	537,862	560,350
Shareholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 37,324,593 shares issued and outstanding at September 8, 2020; 37,059,202 shares issued and outstanding at December 31, 2019	4	4
Additional paid-in capital	336,285	333,379
Accumulated other comprehensive loss	—	(52)
Accumulated deficit	(128,471)	(31,224)
Total shareholders’ equity	207,818	302,107
Total liabilities and shareholders’ equity	$745,680	$862,457

Del Taco Restaurants, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)
(In thousands, except share and per share data)

	12 Weeks Ended		36 Weeks Ended
	September 8, 2020	September 10, 2019	September 8, 2020	September 10, 2019
Revenue:
Company restaurant sales	$109,522	$111,059	$305,116	$329,142
Franchise revenue	5,169	4,490	14,080	13,193
Franchise advertising contributions	4,001	3,458	9,995	10,048
Franchise sublease and other income	2,090	1,191	5,971	3,472
Total revenue	120,782	120,198	335,162	355,855
Operating expenses:
Restaurant operating expenses:
Food and paper costs	29,051	30,761	82,988	90,434
Labor and related expenses	35,450	36,304	101,995	108,542
Occupancy and other operating expenses	25,302	25,386	72,099	73,522
General and administrative	10,841	10,421	30,139	31,735
Franchise advertising expenses	4,001	3,458	9,995	10,048
Depreciation and amortization	6,055	5,941	18,477	17,661
Occupancy and other - franchise subleases and other	1,766	1,011	5,088	2,858
Pre-opening costs	63	465	359	720
Impairment of goodwill	—	—	87,277	—
Impairment of trademarks	—	—	11,900	—
Impairment of long-lived assets	—	1,407	8,287	5,101
Restaurant closure charges, net	413	588	1,406	1,718
Loss on disposal of assets and adjustments to assets held for sale, net	140	7,906	697	8,790
Total operating expenses	113,082	123,648	430,707	351,129
Income (loss) from operations	7,700	(3,450)	(95,545)	4,726
Other expense (income), net:
Interest expense	941	1,663	3,730	5,169
Other income	—	—	—	(201)
Total other expense, net	941	1,663	3,730	4,968
Income (loss) from operations before provision (benefit) for income taxes	6,759	(5,113)	(99,275)	(242)
Provision (benefit) for income taxes	962	2,556	(2,028)	3,910
Net income (loss)	5,797	(7,669)	(97,247)	(4,152)
Other comprehensive income (loss):
Change in fair value of interest rate cap, net of tax	—	(75)	—	(345)
Reclassification of interest rate cap amortization included in net income, net of tax	—	32	52	79
Total other comprehensive income (loss), net	—	(43)	52	(266)
Comprehensive income (loss)	$5,797	$(7,712)	$(97,195)	$(4,418)
Earnings (loss) per share:
Basic	$0.16	$(0.21)	$(2.62)	$(0.11)
Diluted	$0.15	$(0.21)	$(2.62)	$(0.11)
Weighted average shares outstanding
Basic	37,293,390	37,023,287	37,152,419	37,000,331
Diluted	37,420,043	37,023,287	37,152,419	37,000,331

Del Taco Restaurants, Inc.
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	12 Weeks Ended		36 Weeks Ended
	September 8, 2020	September 10, 2019	September 8, 2020	September 10, 2019
Net income (loss)	$5,797	$(7,669)	$(97,247)	$(4,152)
Non-GAAP adjustments:
Provision (benefit) for income taxes	962	2,556	(2,028)	3,910
Interest expense	941	1,663	3,730	5,169
Depreciation and amortization	6,055	5,941	18,477	17,661
EBITDA	13,755	2,491	(77,068)	22,588
Stock-based compensation expense (a)	1,267	1,347	3,905	4,601
Loss on disposal of assets and adjustments to assets held for sale, net (b)	140	7,906	697	8,790
Impairment of goodwill (c)	—	—	87,277	—
Impairment of trademarks (d)	—	—	11,900	—
Impairment of long-lived assets (e)	—	1,407	8,287	5,101
Restaurant closure charges, net (f)	413	588	1,406	1,718
Amortization of favorable and unfavorable lease assets and liabilities, net (g)	(70)	(19)	(185)	44
Pre-opening costs (h)	63	465	359	720
Sublease income for closed restaurants (i)	(247)	(173)	(745)	(554)
Executive transition costs (j)	—	438	287	438
Other income (k)	—	—	—	(201)
Adjusted EBITDA	$15,321	$14,450	$36,120	$43,245

(a)Includes non-cash, stock-based compensation.
(b)Loss on disposal of assets and adjustments to assets held for sale, net includes adjustments to reduce the carrying amount for assets held for sale to estimated fair value less cost to sell, loss or gain on disposal of assets related to sales, retirements and replacement or write-off of leasehold improvements or equipment in the ordinary course of business, net gains or losses recorded associated with the sale of company-operated restaurants to franchisees, gains from the write-off of right-of-use assets and operating lease liabilities related to the termination of leases and net gains or losses recorded associated with sale-leaseback transactions.
(c)Includes non-cash charges related to impairment of goodwill.
(d)Includes non-cash charges related to impairment of trademarks.
(e)Includes non-cash charges related to impairment of long-lived assets.
(f)Restaurant closure costs include rent expense, non-lease executory costs, other direct costs associated with previously closed restaurants and future obligations associated with the closure or net sublease shortfall of a restaurant.
(g)Includes amortization of favorable lease assets and unfavorable lease liabilities.
(h)Pre-opening costs consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including restaurant labor, supplies, cash and non-cash rent expense and other related pre-opening costs. These are generally incurred over the three to five months prior to opening.
(i)Includes other sublease income related to closed restaurants that have been subleased to third parties.
(j)Includes costs associated with the transition of former Company executives, such as severance expense.
(k)During 2019, other income consists of insurance proceeds related to a fire at a company-operated restaurant.

Del Taco Restaurants, Inc.
Reconciliation of Company Restaurant Sales to Restaurant Contribution
(Unaudited)
(In thousands)

	12 Weeks Ended		36 Weeks Ended
	September 8, 2020	September 10, 2019	September 8, 2020	September 10, 2019
Company restaurant sales	$109,522	$111,059	$305,116	$329,142
Restaurant operating expenses	89,803	92,451	257,082	272,498
Restaurant contribution	$19,719	$18,608	$48,034	$56,644
Restaurant contribution margin	18.0%	16.8%	15.7%	17.2%

Del Taco Restaurants, Inc.
Reconciliation of Income (Loss) from Operations to Restaurant Contribution
(Unaudited)
(In thousands)

	12 Weeks Ended		36 Weeks Ended
	September 8, 2020	September 10, 2019	September 8, 2020	September 10, 2019
Income (loss) from operations	$7,700	$(3,450)	$(95,545)	$4,726
Less:
Franchise revenue	(5,169)	(4,490)	(14,080)	(13,193)
Franchise advertising contributions	(4,001)	(3,458)	(9,995)	(10,048)
Franchise sublease income and other	(2,090)	(1,191)	(5,971)	(3,472)
Plus:
General and administrative	10,841	10,421	30,139	31,735
Franchise advertising expenses	4,001	3,458	9,995	10,048
Depreciation and amortization	6,055	5,941	18,477	17,661
Occupancy and other - franchise subleases and other	1,766	1,011	5,088	2,858
Pre-opening costs	63	465	359	720
Impairment of goodwill	—	—	87,277	—
Impairment of trademarks	—	—	11,900	—
Impairment of long-lived assets	—	1,407	8,287	5,101
Restaurant closure charges, net	413	588	1,406	1,718
Loss on disposal of assets and adjustments to assets held for sale, net	140	7,906	697	8,790
Restaurant contribution	$19,719	$18,608	$48,034	$56,644
Company restaurant sales	$109,522	$111,059	$305,116	$329,142
Restaurant contribution margin	18.0%	16.8%	15.7%	17.2%

Del Taco Restaurants, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income
(Unaudited)
(In thousands, except per share data)

	12 Weeks Ended		36 Weeks Ended
	September 8, 2020	September 10, 2019	September 8, 2020	September 10, 2019
Net income (loss), as reported	$5,797	$(7,669)	$(97,247)	$(4,152)
Sublease income for closed restaurants (a)	(247)	(173)	(745)	(554)
Impairment of goodwill (b)	—	—	87,277	—
Impairment of trademarks (c)	—	—	11,900	—
Impairment of long-lived assets (d)	—	1,407	8,287	5,101
Restaurant closure charges, net (e)	413	588	1,406	1,718
Loss on disposal of assets and adjustments to assets held for sale, net (f)	140	7,906	697	8,790
Other income (g)	—	—	—	(201)
Executive transition costs (h)	—	438	287	438
Tax impact of adjustments (i)	(82)	1,242	(5,891)	(180)
Non-GAAP adjusted net income	$6,021	$3,739	$5,971	$10,960

Earnings (loss) per share (as reported):
Basic	$0.16	$(0.21)	$(2.62)	$(0.11)
Diluted	$0.15	$(0.21)	$(2.62)	$(0.11)
Weighted average shares outstanding (as reported):
Basic	37,293,390	37,023,287	37,152,419	37,000,331
Diluted	37,420,043	37,023,287	37,152,419	37,000,331

Adjusted earnings per share:
Basic	$0.16	$0.10	$0.16	$0.30
Diluted	$0.16	$0.10	$0.16	$0.29
Shares used in computing adjusted earnings per share:
Basic	37,293,390	37,023,287	37,152,419	37,000,331
Diluted	37,420,043	37,438,920	37,213,880	37,289,679

(a)Includes other sublease income related to closed restaurants that have been subleased to third parties.
(b)Includes non-cash charges related to impairment of goodwill.
(c)Includes non-cash charges related to impairment of trademarks.
(d)Includes non-cash charges related to impairment of long-lived assets.
(e)Restaurant closure costs include rent expense, non-lease executory costs, other direct costs associated with previously closed restaurants and future obligations associated with the closure or net sublease shortfall of a restaurant.
(f)Loss on disposal of assets and adjustments to assets held for sale, net includes adjustments to reduce the carrying amount for assets held for sale to estimated fair value less cost to sell, loss or gain on disposal of assets related to sales, retirements and replacement or write-off of leasehold improvements or equipment in the ordinary course of business, net gains or losses recorded associated with the sale of company-operated restaurants to franchisees, gains from the write-off of right-of-use assets and operating lease liabilities related to the termination of leases and net gains or losses recorded associated with sale-leaseback transactions.
(g)During 2019, other income consists of insurance proceeds related to a fire at a company-operated restaurant.
(h)Includes costs associated with the transition of former Company executives, such as severance expense.
(i)Represents the income tax associated with the adjustments in (a) through (h) that are deductible for income tax purposes.

Del Taco Restaurants, Inc.
Restaurant Development

	12 Weeks Ended		36 Weeks Ended
	September 8, 2020	September 10, 2019	September 8, 2020	September 10, 2019
Company-operated restaurant activity:
Beginning of period	294	310	300	322
Openings	1	2	3	3
Closures	—	(1)	(2)	(4)
Purchased from franchisees	—	1	—	4
Sold to franchisees	—	—	(6)	(13)
Restaurants at end of period	295	312	295	312
Franchise-operated restaurant activity:
Beginning of period	299	273	296	258
Openings	4	2	5	8
Closures	(2)	—	(6)	(1)
Purchased from Company	—	—	6	13
Sold to Company	—	(1)	—	(4)
Restaurants at end of period	301	274	301	274
Total restaurant activity:
Beginning of period	593	583	596	580
Openings	5	4	8	11
Closures	(2)	(1)	(8)	(5)
Restaurants at end of period	596	586	596	586